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                                  SCHEDULE 1

     The Reporting Persons have engaged in the following transactions in Shares since June 5, 2002, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
  6-3-02                 6,000             1.00           Bisco

* Excluding commissions

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